Exhibit 10.14

FIRST AMENDMENT TO THE LEASE OF 1000 AVENIDA ACASO,

CAMARILLO, CALIFORNIA 93012–8712

RECITALS

A.                                   For reference purposes only, this First Amendment is dated September 19, 2002.

B.                                     Defined terms in the Lease are to continue to have their same definition in this First Amendment unless modified or created herein.

C.                                     This document shall be referred to as the “First Amendment” to the Lease.

D.                                    The Parties hereto are Parr-Bohn Properties, Ltd. II, a California limited partnership as Lessor and AML Communications, Inc., a Delaware corporation as Lessee.

E.                                      This First Amendment is to amend that certain lease dated March 11, 1996, hereinafter collectively referred to as the “Lease.”

F.                                      The Lease is for the Premises commonly known as 1000 Avenida Acaso in the city of Camarillo, county of Ventura, state of California.

G.                                     Lessor and Lessee have agreed to amend the Lease as set forth in this First Amendment.

FIRST AMENDMENT

1.                                       Term.  The Term of the Lease is extended for five (5) years beyond the end of the Original Term (hereinafter referred to as the “First Extended Term”).  The Expiration Date is now April 30, 2008.  Paragraph 50 of the lease titled “Option(s) to Extend is hereby deleted and of no force or effect.

2.                                       Rent.  As of May 1, 2003 the Base Rent will no longer adjust in accordance with Paragraph 49.  To set forth rent rates for the First Extended Term, a new Paragraph numbered 58 is added to the Lease and attached as an addendum hereto.

3.                                       Landscape Maintenance.  As an inducement and a consideration for Lessee to enter into this First Amendment, Lessor will, at Lessor’s sole cost and expense, perform landscape maintenance on the Premises by contracting for the work shown in the estimates attached hereto as Exhibit A; in addition Lessor will have the trees on the Premises trimmed.  With this one time exception, the landscaping has been, is, and will continue to be the responsibility of the Lessee.  The Lessee shall maintain the landscape in a condition similar to the condition of the landscaping after Lessor has performed this one time maintenance task

4.                                       Subleasing.  We refer Lessee to the provisions of the Lease regarding subleasing, in particular Paragraph 12 and its subparagraphs, along with Paragraph 56.  A copy of the Lease will be forwarded to Lessee if requested.  Lessor will work with Lessee in accordance with lease terms.

SIGNATURES

There are no further changes or additions to the Lease at this time.  This First Amendment contains all of the agreements and understandings of the Parties in respect to any matter mentioned herein.  Nor prior agreement or understanding pertaining to any such matter shall be effective.  This First Amendment may be modified in writing only, signed by the parties in interest at the time of modification.  Except as otherwise modified herein, the Lease shall remain in full force and effect.

THE ABOVE IS IN ACCORDANCE WITH OUR UNDERSTANDING

AND IS AGREED TO BY US:

PARR–BOHN PROPERTIES, LTD. II, a California limited partnership

By:	/s/ John M. Bohn	Date:	Sept. 30, 2002
John M. Bohn, General Partner

AML COMMUNICATIONS, INC. a Delaware corporation

By:	/s/ Jacob Inbar	Date:	Sept. 27, 02

Name and Title
Printed:	Jacob Inbar, Pres.

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RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated September 19, 2002

By and Between	(Lessor) Parr-Bohn Properties, Ltd. II, a California limited partnership

(Lessee) AML Communications, Inc., a Delaware corporation

Address of Premises: 1000 Avenida Acaso, Camarillo, California 93012-8712

Paragraph  58.

A.                                    RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

☒                                   I.                                         Cost of Living Adjustment(s) (COLA)

a.                                       On (Fill in COLA Dates):  May 1, 2005, and at the beginning of each twelve (12) month period thereafter the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☒ CPI W (Urban Wage Earners and Clerical Workers), for (Fill in Urban Area): Los Angeles-Riverside-Orange Co. All items (1982-1984 = 100), herein referred to as “CPI”.

b.                                      The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent of $14,509.86 effective as of May 1, 2004, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is two months prior to (select one): ☒ (Fill in Other “Base Month”): May 2004. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

c.                                       In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation.  In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties.  The cost of said Arbitration shall be paid equally by the Parties.

d.                                      It is agreed that the Cost of Living Adjustment for each COL Adjustment Date will not be less than 2% nor more than 6% of the base rent.

☐	II.	Market Rental Value Adjustment(s) (MRV)	/s/ JMB	/s/ JI

a.  On (Fill in MRV Adjustment Date(s): none during the First Extended Term the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:

1)  Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date.  If agreement cannot be reached within thirty days, then:

(a)  Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days.  Any associated costs will be split equally between the Parties, or

(b)  Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within fifteen days thereafter, Lessor and Lessee shall each select an ☒ appraiser (“Consultant” - check one) of their choice to act as an arbitrator.  The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The Three arbitrators shall within thirty days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto.  The decision of a majority of the arbitrators shall be binding on the Parties.  The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified fifteen days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2)  Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b.  Upon the establishment of each New Market Rental Value:

1)  the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2)  the first month of each Market Rental Value term shall become the new ‘Base Month’ for the purpose of calculating any further Adjustments.

Initials:	JMB	Initials:	JI

For this form, write: American Industrial Real Estate Association, 700 S. Flower Street, Suite 600,
Los Angeles, Calif. 90017

©1997 - American Industrial Real Estate Association	REVISED	FORM RA-2-3/97E

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☒                                   III.                                 Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:

May 1, 2003	$12,008.16
May 1, 2004	$14,509.86
$
$

B.                                    NOTICE:

Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

Initials:	JMB	Initials:	JI

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EXHIBIT A

JF LANDSCAPING MAINTENANCE JOB ESTIMATE
P.O. BOX 1801

Camarillo, Ca. 93011

(805) 482-9368

TO:                        AML Communications

DATE:         September  06, 2002

COST ESTIMATE FOR ADDITIONAL MISCELLANEOUS WORK

ESTIMATE #1

1.	Cut 6 inches of ivy between well and ivy in the area in front of the Building as well as on the right side of the building (along Adolfo) .
2.	On Adolfo side of the street cut ivy around the Trees as well as remove The dead bushes.	$550.00

ESTIMATE #2

1.	Cut all ivy evenly along the Adolfo side of the street.
2.	Remove ivy around each tree.
3.	Remove all dead bushes.
4.	Trim all bushes to measure approximately 3-4 feet tall, (Please note, all of this work is to take place between the street Adolfo and the parking lot area).	$2380.00

ESTIMATE #3

1.	Trim all bushes in the parking lot area, to measure approximately 3-4 feet tall.
2.	Remove all ivy around the light posts.
3.	Trim all bushes around the electric box, to measure approximately 3-4 feet tall.	$1150.00

ESTIMATE #4

1.	Trim all bushes along the building on the parking lot side. Bushes should measure the 10 measure approximately 3-4 feet tall.
2.	In the area where the Fire Dept. valves are located, trim all the ivy around the trees and the bushes.	$420.00

THE TOTAL AMOUNT DUE FOR EACH JOB IS DUE UPON COMPLETION, BE ADVISED THAT THE PRICE INCLUDES REMOVAL OF CLIPPINGS TO THE DUMP.

	TOTAL COST ESTIMATE	$4500.00

I agree to the cost and authorize work.	Signature
Print Name